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                               TRENWICK GROUP INC.
               Exhibit 11.0 -- COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

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
                                                Income Before Extraordinary Item      Net Income
                                                --------------------------------      ----------

                                                    Three Months Ended            Three Months Ended
                                                          March 31,                    March 31,
                                                    ------------------            ----------------
                                                    1997          1996            1997          1996
                                                    ----          ----            ----          ----
INCOME AVAILABLE TO COMMON
STOCKHOLDERS:
Income before extraordinary item/net
income (primary)                                  $ 9,801        $ 8,182        $ 8,764        $ 8,182
Add interest on convertible debentures
converted February 20, 1997 into
common stock, net of applicable taxes                 322            589            322            589
                                                  -------        -------        -------        -------
Income available (supplemental)                    10,123          8,771          9,086          8,771
Add interest on convertible debentures
redeemed - when dilutive to each of those             256            467              0            467
                                                  -------        -------        -------        -------
Income available (fully diluted)                  $10,379        $ 9,238        $ 9,086        $ 9,238
                                                  =======        =======        =======        =======

WEIGHTED AVERAGE SHARES OF
COMMON STOCK OUTSTANDING:
Average common shares outstanding                  10,888          9,894         10,888          9,894
Equivalent shares associated with employee
stock options                                         178            356            178            356
                                                  -------        -------        -------        -------
Weighted average common and common
equivalent shares (primary)                        11,066         10,250         11,066         10,250
Additional shares associated with
convertible debentures converted February
20, 1997                                            1,011          1,784          1,011          1,784
                                                  -------        -------        -------        -------
Weighted average common and common
equivalent shares (supplemental)                   12,077         12,034         12,077         12,034
Additional shares associated with
convertible debentures redeemed - when
dilutive to each of these                             803          1,417              0          1,417
Additional equivalent shares associated
with employee stock options                             6              0              6              0
Weighted average common and common                -------        -------        -------        -------
equivalent shares
(fully diluted)                                     12,886         13,451         12,083         13,451
                                                   =======        =======        =======        =======
PER SHARE AMOUNTS:

Primary                                           $  0.89        $  0.80        $  0.79        $  0.80
                                                  =======        =======        =======        =======
Supplemental                                      $  0.84        $  0.73        $  0.75        $  0.73
                                                  =======        =======        =======        =======
Fully diluted                                     $  0.81        $  0.69        $  0.75        $  0.69
                                                  =======        =======        =======        =======
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